Exhibit 99.1

HEARTWARE INTERNATIONAL ANNOUNCES PRELIMINARY

FOURTH QUARTER 2013 REVENUES

Fourth Quarter 2013 Revenues Approximately $53 Million; up 62% from Q4 in 2012;

2013 Preliminary Revenues Approximately $208 Million; 87% increase from 2012

Framingham, Mass., January 14, 2014 – HeartWare International, Inc. (NASDAQ: HTWR), a leading innovator of less invasive, miniaturized circulatory support technologies that are revolutionizing the treatment of advanced heart failure, today announced that it expects revenues for the fourth quarter of 2013 will be approximately $53 million, bringing expected full-year 2013 revenues to approximately $208 million.

“Our full-year revenue growth of 87% for 2013 above 2012 reflects the first complete year of commercialization of the HeartWare® Ventricular Assist System in the U.S. and represents the strong market penetration we have experienced to date,” said Doug Godshall, President and Chief Executive Officer. “Fourth Quarter 2013 revenues were derived roughly evenly between domestic and international sales, with October and December being notably stronger than November in the U.S.”

“Looking ahead, we remain focused on continued expansion of our domestic commercial footprint for bridge-to-transplant patients, as well as ramping enrollment in our destination therapy clinical trial. In international markets, we have received approval to commence our clinical trial in Japan, a key growth market in the future,” Mr. Godshall added.

These preliminary results are being provided in conjunction with the Company’s presentation to the investment community today at the 32nd Annual J.P. Morgan Healthcare Conference. HeartWare’s presentation commences at 1:30 p.m. Pacific Standard Time (4:30 p.m. EST). The conference is being held January 13-16 at the Westin St. Francis Hotel in San Francisco.

A live webcast of the Company’s presentation at the conference will be available via a link provided at www.heartware.com. A replay of the webcast will be available for 90 days at the site after the presentation.

The financial estimates presented above are preliminary and remain subject to management’s final review as well as audit by the Company’s independent registered accounting firm. The Company intends to report complete fourth quarter and full-year 2013 financial results in late February. Details regarding the timing of the release of those results, as well as details of a conference call and publicly available webcast, will be announced in a subsequent news release.

About HeartWare International

HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat Class IIIB / IV patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-support circulatory assist device designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. The HeartWare System is approved in the United States for the intended use as a bridge to cardiac transplantation in patients who are at risk of death from refractory end-stage left ventricular heart failure, has received CE Marking in the European Union and has been used to treat patients in 37 countries. The device is also currently the subject of a U.S. clinical trial for destination therapy. For additional information, please visit the Company’s website at www.heartware.com.

HeartWare International, Inc. is a member of the Russell 2000® and its securities are publicly traded on The NASDAQ Stock Market.

HEARTWARE, HVAD, MVAD and HeartWare logos are registered trademarks of HeartWare, Inc.

Forward-Looking Statements

This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to commercialization of the HeartWare® Ventricular Assist System in the U.S. and around the world, initiation and progress of clinical trials and post-approval studies, regulatory status and indication expansion, research and development activities and business strategies. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described in Part I, Item 1A. “Risk Factors” in HeartWare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. HeartWare may update risk factors from time to time in Part II, Item 1A “Risk Factors” in Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings with the Securities and Exchange Commission.

For further information:

Christopher Taylor

HeartWare International, Inc.

Email: ctaylor@heartwareinc.com

Phone: +1 508 739 0864

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